Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

March 21, 2022

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Senior Vice President

402-952-1235

America First Multifamily Investors, L.P. Announces Sale of Vantage at Murfreesboro

OMAHA, Nebraska -- America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership”) announced today that on March 17, 2022, Vantage at Murfreesboro, a 288-unit market rate multifamily property located in Murfreesboro, TN, was sold at the direction of the managing member of Vantage at Murfreesboro LLC (the “Property Owner”). The Partnership’s investment in the property was originated in September 2018 and the Partnership contributed equity totaling approximately $12.2 million during construction. As a result of the sale, the Partnership’s equity investment in the Property Owner was redeemed. At closing of the sale, the Partnership received net cash of approximately $29.4 million, inclusive of the return of its contributed equity. The Partnership will recognize the following in the first quarter of 2022:

•
Investment income of approximately $658,000,
•
Gain on sale of approximately $16.5 million, before settlement of final proceeds and expenses,
•
Net income of approximately $0.20 per Beneficial Unit Certificate (“BUC”), basic and diluted, based on the number of BUCs outstanding on the date of sale, and
•
Cash Available for Distribution of approximately $0.20 per BUC, basic and diluted, based on the number of BUCs outstanding on the date of sale.

“The redemption of our investment in the Vantage at Murfreesboro property provides a significant return on our invested capital for the benefit of our unitholders,” said Kenneth C. Rogozinski, Chief Executive Officer of the Partnership. “Given the historical returns that have been achieved and current market trends, we will continue to evaluate opportunities in this asset class for both the reinvestment of our previously deployed capital and an expansion of the strategy.”

Disclosure Regarding Non-GAAP Measures

This report refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure. We believe CAD provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and our computation of CAD may not be comparable to CAD reported by other companies. Although we consider CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP. For the amounts disclosed herein related to this transaction, there are no reconciling items between net income per BUC, basic and diluted, and CAD per BUC, basic and diluted.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this report are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: risks involving current maturities of financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.